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EXHIBIT (8)(iii)(a)

                                   Schedule 3
                            PARTICIPATION AGREEMENT
                                  By and Among
                 GE CAPITAL LIFE ASSURANCE COMPANY OF NEW YORK
                                      And
                           GE INVESTMENTS FUNDS, INC.
                                      And
                        GE ASSET MANAGEMENT INCORPORATED
             (formerly named GE INVESTMENT MANAGEMENT INCORPORATED)

                          (as amended April 25, 2000)


                              Name(s) of Portfolio

S&P 500 Index Fund
Money Market Fund
Total Return Fund
International Equity Fund
Real Estate Securities Fund
Global Income Fund
Mid-Cap Value Equity Fund (formerly named Value Equity Fund)
Income Fund
U.S. Equity Fund
                                    Approved:_________________________
                                    Title:
                                    GE Asset Management Incorporated


                                    Approved:_________________________
                                    Title:
                                    GE Investments Funds, Inc.


                                    Approved:_________________________
                                    Title:
                                    GE Capital Life Assurance Company of New
                                    York